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                                                                   Exhibit 10(i)

                            CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT is made and entered into this 3rd day of November, 1997, by and among (i) HMCE ASSOCIATES LIMITED PARTNERSHIP, R.L.L.P. ("HMCE"), a Virginia limited liability limited partnership, (ii) HB LIMITED PARTNERSHIP, R.L.L.P. ("HB"), a Virginia limited liability limited partnership, and (iii) IFA NUTLEY PARTNERS, LLC, a Delaware limited liability company ("IFA").

                                   RECITALS

     A. HMCE owns a leasehold estate in certain land in Fairfax County, Virginia, and the building, improvements, fixtures and equipment thereon, which has a street address of 9300 Lee Highway, Fairfax, Virginia.

     B. HB owns a leasehold estate in certain land in Fairfax County, Virginia, and the building, improvements, fixtures and equipment thereon, which has a street address of 9302 Lee Highway, Vienna, Virginia.

     C. HMCE, HB and IFA have agreed to form a limited liability company under the laws of the State of Delaware, to be known as Hunters Branch Partners, L.L.C. ("Hunters Branch LLC"), for the purpose of acquiring, owning and operating the leasehold estates, buildings, improvements, fixtures and equipment referred to in Recitals A and B.

     D. HMCE and HB have agreed to transfer and convey to Hunters Branch LLC the leasehold estates, buildings, improvements, fixtures, equipment and certain other tangible and intangible assets and properties owned by each of them and used by them in connection with the management, operation, maintenance and repair of the buildings and improvements.

     E. IFA has agreed to make certain capital contributions to Hunters Branch LLC.

     F. ICF Kaiser International, Inc. ("ICF Kaiser"), which is presently a tenant in the buildings owned by HMCE and HB, has agreed to cancel and terminate its existing leases, to cause one of its subsidiaries to enter into new leases with Hunters Branch L.L.C. and to guaranty those new leases.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.1 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders;
(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (iii) references herein to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vii) the word "including" means "including, but not limited to."

     Section 1.2 Defined Terms. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

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               "9300 Building" shall mean the building, fixtures and other improvements located on the 9300 Land.

               "9300 Ground Lease" shall mean the Ground Lease dated May 29, 1986, between Ground Lessor, as Landlord, and HMCE, as tenant, as recorded in Deed Book 6398, at page 127, among the Land Records of Fairfax County, Virginia, as amended by a First Amendment to Ground Lease dated August 18, 1987, recorded in Deed Book 6847, at page 660, among said Land Records, a Second Amendment to Ground Lease dated September 22, 1987, recorded in Deed Book 6859, at page 278, among said Land Records, and a Third Amendment to Ground Lease dated June 23, 1988, recorded in Deed Book 7186, at page 1643, among said Land Records.

               "9300 Land" shall mean the parcel of land, containing 6.97700 acres, more or less, described in Exhibit A-1.

               "9300 ICF Space Lease" shall mean the Lease Agreement, dated January 30, 1987, between HMCE, as landlord, and ICF Kaiser, as tenant, as amended, pursuant to which ICF Kaiser leases all of the 9300 Building.

               "9300 New ICF Space Lease" shall mean the Lease Agreement, dated as of the Closing Date, substantially in the form attached as Exhibit H, pursuant to which ICF Leasing will lease all of the 9300 Building.

               "9300 Leasehold Estate" shall mean the leasehold estate in the 9300 Land and the 9300 Building created by the 9300 Ground Lease.

               "9302 Building" shall mean the building, fixtures and other improvements located on the 9302 Land.

               "9302 Ground Lease" shall mean the Ground Lease dated November 3, 1987, between Ground Lessor, as Landlord, and HMCE, as tenant, as recorded in Deed Book 6909, at page 793, among the Land Records of Fairfax County, Virginia, as amended by a First Amendment to Ground Lease dated June 23, 1988, recorded in Deed Book 7186, at page 1665, among said Land Records, and as assigned by HMCE to HB pursuant to an Assignment and Assumption of Ground Lease dated April 1, 1990, recorded in Deed Book 7589, at page 682, among said Land Records.

               "9302 Land" shall mean the parcel of land, containing 6.92704 acres, more or less, described in Exhibit A-2.

               "9302 ICF Space Lease" shall mean the Lease Agreement, dated April 27, 1988, between HMCE, as landlord, and American Capital and Research Corporation, as tenant, as amended, pursuant to which ICF Kaiser leases a portion of the 9302 Building.

               "9302 New ICF Space Lease" shall mean the Lease Agreement, dated as of the Closing Date, substantially in the form attached as Exhibit I, pursuant to which ICF Leasing will lease a portion of the 9302 Building.

               "9302 Leasehold Estate" shall mean the leasehold estate in the 9302 Land and the 9302 Building created by the 9302 Ground Lease.

               "Additional Rent" shall mean all reimbursements of Operating Expenses, administrative charges, reimbursements of Real Estate Taxes, retroactive rent escalations, insurance cost reimbursements, and all other amounts and charges payable by Tenants to HMCE and HB, as landlords, under their Space Leases (other than Minimum Rent), but shall not include Security Deposits.

                                      -2-
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               "Agreement" shall mean this Agreement in its present form or as it may be amended, modified or supplemented from time to time.

               "Bill of Sale" shall mean a bill of sale substantially in the form attached as Exhibit E.

               "Buildings" shall mean the 9300 Building and the 9302 Building.

               "Business Days" shall mean any day of the week other than Saturday, Sunday or a day on which banking institutions in either New York, New York, or Washington, D.C., are obligated or authorized by law to close.

               "Certificate of Formation" shall mean the Certificate of Formation of Hunters Branch LLC substantially in the form attached as Exhibit B.

               "Closing" shall have the meaning set forth in Section 9.1.

               "Closing Date" shall mean the date on which the closing of the Nomura Loan is consummated.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Contracts" shall mean all written contracts and agreements entered into by HMCE, HB or their management agent providing for the management, operation, supply, maintenance, repair, advertising or promotion of the Real Property, including service agreements, maintenance contracts, cleaning contracts, employment contracts, contracts for the purchase or delivery of labor, services, materials or supplies and equipment rental agreements or leases of tangible personal property, but excluding insurance policies and any currently existing property or asset management agreement(s).

               "Delinquent Rent" shall mean Rent which is due and payable by a Space Tenant on or before the Proration Date but has not been paid by the Proration Date.

               "Effective Date" shall mean the date of this Agreement.

               "Existing TIAA Mortgage Loans" shall mean the loans made by TIAA to HMCE and HB which are secured by Mortgages on the Leasehold Estates and the Land and which will have an unpaid principal balance, as of the Effective Date, of $32,648,358.28 (in the case of the loan for the 9300 Building) and $30,376,731.58 (in the case of the loan for the 9302 Building).

               "General Assignment" shall mean an Assignment of Licenses, General Intangibles and Warranties substantially in the form attached as Exhibit G.

               "Governmental Authorities" shall mean any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having or acquiring jurisdiction over the Real Property or the management, operation, use or improvement thereof.

               "Ground Leases" shall mean the 9300 Ground Lease and the 9302 Ground Lease.

               "Ground Lessor" shall mean First Union Bank of Virginia, N.A., successor by merger to First American Bank of Virginia, as Trustee for J. Willard Marriott, Jr., Richard E. Marriott and Snell Construction Corporation under that certain trust agreement dated December 31, 1979.

               "Ground Lease Assignment" shall mean an Assignment and Assumption of Ground Leases substantially in the form attached as Exhibit D.

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               "Ground Lease Rent" shall mean the rent payable to the Ground
Lessor under the Ground Leases.

               "ICF Leasing" shall mean ICF Kaiser Hunters Branch Leasing, Inc., a Delaware corporation.

               "ICF Kaiser Lease Guaranty" shall mean a Guaranty of Lease in the form attached to the 9300 New ICF Space Lease and the 9302 New ICF Space Lease.

               "LLC Agreement shall mean the Limited Liability Company Agreement substantially in the form attached as Exhibit C.

               "Land" shall mean the 9300 Land and the 9302 Land.

               "Leasehold Estates" shall mean the 9300 Leasehold Estate and the 9302 Leasehold Estate.

               "Licenses" shall mean all licenses, authorizations, approvals and permits issued by Governmental Authorities relating to HMCE's and HB's (and not any Space Tenant's) use, operation, ownership or maintenance of the Real Property.

               "Membership Interest" shall mean an interest as a Member in Hunters Branch LLC.

               "Minimum Rent" shall mean all base rent, minimum rent or basic rent (including cost-of-living adjustments) payable in fixed installments and fixed amounts for stated periods by Space Tenants under their Space Leases.

               "Mortgage" shall mean a mortgage, deed of trust or other type of security instrument of the type commonly given to secure loans or advances on, or the unpaid purchase price of, real property in the jurisdiction in which such real property is located.

               "Nomura" shall mean Nomura Asset Capital Corporation.

               "Nomura Commitment" is that certain commitment letter from Nomura dated September 29, 1997 pursuant to which Nomura has agreed to make the Nomura Loan.

               "Nomura Loan" shall mean that certain loan to be made by Nomura in the approximate amount of $58,000,000.00, secured by Mortgages on the Real Property and the Leasehold Estates, pursuant to the Nomura Commitment.

               "Operating Expenses" shall mean all costs, expenses, charges and fees incurred by HMCE, HB or Hunters Branch LLC, as the case may be, relating to the management, operation, maintenance and repair of the Real Property, including Ground Lease Rent, electricity, gas, water and sewer charges, telephone and other public utilities, common area maintenance charges, insurance premiums, vault charges, personal property taxes, excise taxes on Rent, business occupational taxes, periodic charges payable under Contracts, periodic fees payable under transferable Licenses for the operation (as opposed to the construction) of the Real Property which are assigned to Hunters Branch LLC, salaries, wages, vacation and sick pay, pension, welfare and other fringe benefits, employee-related taxes and other labor costs, but not including any costs, expenses, charges or fees which are the direct responsibility of a Space Tenant or any costs, expenses, charges or fees that are subject to cost-of-living adjustments under a GSA Lease.

               "Option Agreement" shall mean the Option Agreement between Hunters Branch LLC, Ground Lessor and IFA substantially in the form attached as Exhibit J.

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               "Permitted Exceptions" shall mean (i) the lien of current Real
Estate Taxes not yet due and payable, (ii) the Space Leases and any additions, renewals and replacements thereof, (iii) the state of facts which would be disclosed by an accurate survey of the Real Property, and (iv) the additional exceptions approved by Nomura.

               "Person" shall mean an individual, estate, trust, partnership, corporation, Governmental Authority or other legal entity.

               "Personal Property" shall mean all furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personal property of every kind and description owned by HMCE and HB on, attached to or used or useful in connection with the management, operation, maintenance and repair of the Buildings, including HMCE's inventory of spare and replacement parts and its inventory of consumable supplies.

               "Property" shall mean that property being contributed by HMCE pursuant to Section 2.3 of this Agreement.

               "Proration Date" shall mean the Closing Date.

               "Real Estate Taxes" shall mean all taxes, assessments, vault rentals, and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the Real Property imposed by any public or quasi-public authority having jurisdiction.

               "Real Property" shall mean the Land and the Buildings.

               "Reimbursable Expenses" shall mean all or a portion of the Operating Expenses under Space Leases that are not Real Estate Taxes, which are taken into account under a Space Tenant's Space Lease in determining the amount of Additional Rent payable by the Tenant.

               "Rent" shall mean, collectively, Minimum Rent and Additional
Rent.

               "Security Deposits" shall mean all security deposits, access card or key deposits, cleaning fees and other deposits (including any interest accrued thereon in accordance with the terms of the Space Leases) relating to space within the Buildings paid by Space Tenants to HMCE, HB or their managing agent.

               "Space Lease and Contract Assignment" shall mean an Assignment and Assumption of Certain Leases, Tenancies and Written Agreements in the form attached as Exhibit F, providing for the assignment and assumption of all Space Leases and Contracts to Hunters Branch LLC.

               "Space Leases" shall mean all written leases (other than subleases entered into by Tenants), including all amendments, extensions, modifications and supplements thereto, pursuant to which any Person uses or occupies any part of the Real Property, including the 9300 ICF Space Lease and the 9302 ICF Space Lease.

               "Space Tenants" shall mean all Persons leasing or occupying space within the Real Property pursuant to the Space Leases.

               "TIAA" shall mean Teachers Insurance and Annuity Association of America.

               "Utility Deposits" shall mean all deposits made by HMCE and HB with the Persons providing water, sewer, gas, electricity, telephone and other public utilities to the Real Property.

               "Warranties" shall mean all assignable warranties or guaranties presently in effect from contractors, suppliers or manufacturers of personal property installed in or used in connection with the Real Property or any work performed or improvements included as a part of the Real Property.

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                                  ARTICLE II

       Formation of Hunters Branch LLC and Contribution of the Property

               Section 2.1 Merger of HB into HMCE. On or before the Closing Date, HB shall be merged into HMCE in a statutory merger pursuant to Section 50-73.48:4 of the Code of Virginia (1950). HMCE shall be the surviving limited partnership in the merger. As provided in Section 50-73:48:4 of the Code of Virginia (1950), upon the filing of Articles of Merger with the Virginia State Corporation Commission, title to all assets and property owned by HB shall be vested in HMCE by operation of law and all debts, liabilities and obligations of HB shall automatically become the debts, liabilities and obligations of HMCE.

               Section 2.2  Formation of Hunters Branch LLC.

               (a) Filing of Certificate of Formation. Before the Closing Date, HMCE shall cause the Certificate of Formation to be filed with the Secretary of State of the State of Delaware and shall cause Hunters Branch LLC to be qualified to do business as a foreign limited liability company in the Commonwealth of Virginia.

               (b) Signing of LLC Agreement. On the Closing Date, and subject to the terms and conditions of this Agreement, HMCE and IFA shall form Hunters Branch LLC by executing and delivering the LLC Agreement, which shall be dated as of the Closing Date.

               Section 2.3 Property to be Contributed by HMCE. On the Closing Date, and subject to the terms and conditions set forth in this Agreement, HMCE (on its own behalf and as successor by merger to HB) agrees to convey, transfer and assign the following property to Hunters Branch LLC, as a capital contribution:

               (a) all right, title and interest of HMCE in and to the Leasehold Estates;

               (b)  the Personal Property;

               (c) all right, title and interest of HMCE in and to the Space Leases (including any right of HMCE in and to Security Deposits) and the Contracts;

               (d) all right, title and interest of HMCE, if any, in and to all transferable Licenses;

               (e) all right, title and interest of HMCE in and to the Warranties; and

               (f) the additional property, including money, described in clauses (ii) and (iii) of Section 4.2(a) of the LLC Agreement.

HMCE shall transfer and assign good and marketable title to the Leasehold Estates and good title to the Personal Property free and clear all liens, encumbrances, easements, covenants, conditions, leases and other matters affecting title, except for the Permitted Exceptions.

     Section 2.4 Property to be Contributed by IFA. On the Closing Date, and subject to the terms and conditions of this Agreement, IFA shall pay to Hunters Branch LLC, as a capital contribution, the amounts required by Section 4.2(b) of the LLC Agreement by wire transfer of immediately available funds to a bank account designated by HMCE. If required to do so by TIAA, in connection with the purchase and/or discharge of the Existing TIAA Mortgage Loans, IFA shall make a part of the capital contribution by wire transfer of immediately available funds to a bank account designated by TIAA, to be applied by TIAA as a principal payment of the Existing TIAA Mortgage Loans.

     Section 2.5 No Other Obligations Contributed or Assumed. Except as provided in Section 2.3 and Section 2.4, and in Section 5.6, no other assets or property of HB or HMCE shall be contributed to, and no other

                                      -6-
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liabilities or obligations of HB or HMCE shall be assumed by, Hunters Branch
LLC. All other assets and liabilities of HMCE shall remain the assets and liabilities of HB and/or HMCE, as applicable.

                                  ARTICLE III

                 Representations and Warranties of HMCE and HB

     HMCE and HB make the representations and warranties in this Article to ICF Kaiser and IFA for the purpose of inducing them to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement:

     Section 3.1 Organization. Each of HMCE and HB is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     Section 3.2 Authorization. The requisite number of the general and limited partners of HMCE and HB required by the Limited Partnership Agreements pursuant to which they are organized has authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and the individuals who are executing and delivering this Agreement on behalf of HMCE and HB have been fully authorized and empowered to do so.

     Section 3.3 No Conflicting Agreements. The execution and delivery by HMCE and HB of, and the performance and compliance by them with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) their respective Limited Partnership Agreements, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which they, or either of them, is subject, or (iii) except for the documents evidencing and securing the Existing TIAA Mortgage Loans, any agreement, contract, note, mortgage or indenture to which either of them is a party or to which any of the property owned by either of them is subject.

     Section 3.4 Approvals. No authorization, consent, order, approval or license from, filing with, or other act by any Governmental Authority or other Person is or will be necessary to permit the valid execution and delivery by HMCE and HB of this Agreement or the performance by either of them of the obligations to be performed by them under this Agreement, which has not been obtained.

     Section 3.5 United States Person. Each of HMCE and HB is a "United States person" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

     Section 3.6 Brokers. Except for The Carey Winston Company in connection with the 9300 New ICF Space Lease and the 9302 New ICF Space Lease (the fees of which shall be paid by the tenant thereunder, Preminger & Glazer in connection with the Nomura Loan and Carr American and The Evans Company as set forth in
Section 2.6 hereof), no agent, broker, or other Person acting pursuant to express or implied authority of HMCE or HB is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or will be entitled to make any claim against IFA for a commission or finder's fee. HMCE and HB have not dealt with any agent or broker in connection with the transactions contemplated by this Agreement other than as set forth above.

     Section 3.7 Investment Representation. HMCE represents and warrants that the membership interest in Hunters Branch LLC to be received by it will be acquired by it solely for its own account and with no intention of distributing or reselling the membership interest in any transaction which would be in violation of, or would cause the transactions contemplated herein to violate, the securities laws of the United States of America, any state thereof or the District of Columbia, without prejudice, however, to HMCE's right at all times to sell or otherwise dispose of all or any part of the membership interest in Hunters Branch LLC (subject to the limitations and qualifications set forth in the LLC Agreement) under an exemption from registration available under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state or District of Columbia securities law, and subject, nevertheless, to the disposition of HMCE's property being at all times within its control in compliance with applicable state and federal regulations.

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     Section 3.8    Pending Litigation.  To the best knowledge of HMCE and HB, there are no pending actions, suits, arbitrations, claims or proceedings, at law, in equity or otherwise, affecting all or any portion of the Real Property or in which HMCE or HB is a party, including judicial, municipal or administrative proceedings in eminent domain, collection actions, building code violations, health and safety violations, federal, state or local agency actions regarding environmental matters, federal environmental protection agency, or zoning violations, employment discrimination or unfair labor practices, or worker's compensation, personal injuries or property damages alleged to have occurred at the Real Property or by reason of the condition or use of or construction on the Real Property.

     Section 3.9 Default under Permitted Exceptions. Neither HMCE or HB has received written notice that it is in default under any document, instrument or agreement constituting a Permitted Exception, under the Space Leases, or under any governmental requirements applicable to the Real Property.

     Section 3.10 Leasing Commissions. No leasing commissions are currently due or shall in the future become due for any current or extension terms of the Space Leases in effect on October 1, 1997 (except as disclosed in Section 3.6) and neither HMCE nor HB has any obligation to make tenant improvements for the Space Tenants under any of such Space Leases.

     Section 3.11 Compliance with Law. To the actual knowledge of HMCE and HB (without independent investigation or inquiry), all applicable laws, ordinances, rules, requirements, regulations and building codes of any Governmental Authorities applicable to the Real Property have been complied with in all material respects.

     Section 3.12 Documents True. HMCE and HB have delivered to IFA a true, correct and complete copy of each Contract described on Schedule 1 and each Space Lease described on Schedule 2.

     Section 3.13 No Options. There do not exist any rights of first offer or refusals or options to purchase the Real Property or any portion thereof.

     Section 3.14 Space Leases. The Space Leases constitute the entire agreement between the parties thereto, have not been amended, modified or supplemented, except for such amendments, modifications and supplements described on Schedule 2, and there are no leases, tenancy or occupancy agreements affecting the Real Property other than those described on Schedule 2. All Space Leases are in full force and effect and there is no default existing thereunder on the part of HMCE or HB as landlord, or on the part of any Space Tenants. All services required to be supplied by the landlord under the Space Leases and all tenant improvements required to be constructed by the landlord under the Space Leases have been supplied and/or constructed, and neither HMCE nor HB has received notice of its failure to supply or construct same. The Space Lease Schedule is true, correct and complete in all material respects. Notwithstanding the foregoing representation, for any Space Lease for which Hunters Branch LLC receives a Space Tenant Estoppel Certificate confirming all of the foregoing, Hunters Branch LLC shall rely on such Space Tenant Estoppel Certificate in lieu of the foregoing representation, and the foregoing representation, as to any Space Leases for which a Space Tenant Estoppel Certificate is received shall not survive closing.

     Section 3.15 Insurance Notices. Neither HMCE or HB has received any written notice from any of its insurance carriers or any insurance carrier of any Space Tenant of any defects or inadequacies in the Real Property, or any portion thereof, which would adversely affect the insurability of the Real Property or the cost of any such insurance. There are no pending insurance claims instituted by HMCE or HB with respect to all or any portion of the Real Property.

             3.16 Structural Defects. To the best knowledge of HMCE and HB, without independent investigation or inquiry, there are no material physical or mechanical deficiencies in the Property except as disclosed on Schedule 3 attached hereto.

             3.17 Environmental. To the best knowledge of HMCE and HB, without independent investigation or inquiry, other than such substances in such amounts as are customarily incident to a general office

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use, and then in such quantities and in such amounts as are not in violation of any applicable federal, state or local statute or regulation applicable to Hazardous Substances (as hereinafter defined), (i) no Hazardous Substances or toxic substances have been treated, stored, handled or disposed of on, under or at the Real Property; (ii) the Real Property has not been used for industrial purposes or for the storage, treatment or disposal of hazardous waste or materials; and (iii) the Real Property has never been listed by a governmental agency as containing any oil, hazardous waste, hazardous material, chemical waste or other toxic substance. Further, to the best knowledge of HMCE and HB, without independent investigation or inquiry, there are no underground storage tanks under, nor any asbestos or asbestos-containing materials which are incorporated within any improvements upon, or otherwise located in, on, or under the Real Property. HMCE and HB have provided to IFA full and complete disclosure of all studies and information in their possession (or which are readily available to them) regarding the environmental condition of the Real Property, and the presence of any Hazardous Substances. Neither HMCE nor HB have deposited, placed, stored or permitted to be deposited, placed or stored on, under or in the Real Property, any Hazardous Substances. "Hazardous Substances", as used herein, means any toxic or hazardous waste, pollutants or substances, including, without limitation, petroleum products or by-products, asbestos (irrespective of whether or not encapsulated) and substances defined or listed as hazardous substances or toxic substances or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 41 U.S.C. Section 9601, et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq., hazardous waste identified in or pursuant to the Resource Conservation and Recovery Act of 1976, as amended, 15 U.S.C. Section 2601, et seq. or any hazardous or toxic substance or pollutant regulated under any other applicable federal or local environmental law;

     Section 3.18 Complete Contribution. The assets being contributed by HMCE under this Agreement constitute all assets historically required for the operation of the Real Property.

     Section 3.19   Service Contracts. Except for the Contracts described on
Schedule 1, the Space Leases described on Schedule 2, and the Permitted Exceptions, there are no service, maintenance, operating or other agreements affecting all or any part of the Real Property that will be binding on Hunters Branch L.L.C. after the Closing.

     Section 3.20 Oral Agreements. There do not exist any unwritten agreements with any Governmental Authority, vendor, Space Tenant, Ground Lessor or adjoining property owner which is or could become binding on Hunters Branch LLC or the Real Property after the Closing.

     Section 3.21 Survival. All representations and warranties contained in this Article shall survive the Closing, except that the representations and warranties in Section 3.8 through Section 3.20, inclusive, shall terminate twelve (12) months after the Closing Date unless, within the 12-month period, HMCE receives notice of a breach of any such representation or warranty.

     Section 3.22 Knowledge. For purposes of this Article III, the knowledge of HMCE and HB shall be limited to the actual knowledge of David A. Evans and P. Diane Tipton and shall not include knowledge imputed to HMCE and HB from any other Person; which HMCE represents are those persons who are the representatives of HMCE with the most substantive knowledge of the Real Property, having performed reasonable and diligent inquiry as would be customary for similar transactions as that contemplated hereby (except as otherwise indicated in Section 3.11, Section 3.16 and Section 3.17), which inquiry includes, but is not necessarily limited to inquiry of the existing property manager.

                                  ARTICLE IV

                     Representations and Warranties of IFA

     IFA makes the representations and warranties in this Article to HMCE and HB for the purpose of inducing them to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement:

     Section 4.1 Organization. IFA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign limited liability company in good standing in the Commonwealth of Virginia.

     Section 4.2 Authorization. The requisite number of the members of IFA required by its limited liability company agreement pursuant to which it is organized has authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and the individuals who are executing and delivering this Agreement on behalf of IFA have been fully authorized and empowered to do so.

     Section 4.3 No Conflicting Agreements. The execution and delivery by IFA of, and the performance and compliance by it with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) IFA's limited liability company agreement, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which it is subject, or (iii) any agreement, contract, note, mortgage or indenture to which it is a party or to which any of the property owned by it is subject.

     Section 4.4 Approvals. No authorization, consent, order, approval or license from, filing with, or other act by any Governmental Authority or other Person is or will be necessary to permit the valid execution and delivery by IFA of this Agreement or the performance by it of the obligations to be performed by it under this Agreement, which has not been obtained.

     Section 4.5 United States Person. IFA is a "United States person" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

     Section 4.6 Brokers. Except for The Carey Winston Company in connection with the 9300 New Space Lease and the 9302 New Space Lease (the fees of which shall be paid by the tenant thereunder, Preminger & Glazer in connection with the Nomura Loan and Carr America and The Evans Company as set forth in Section
2.6 hereof), no agent, broker, or other Person acting pursuant to express or implied authority of ICF Kaiser, ICF Leasing or IFA is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or will be entitled to make any claim against HMCE or HB for a commission or finder's fee. ICF Kaiser, ICF Leasing and IFA have not dealt with any agent or broker in connection with the transactions contemplated by this Agreement other than as set forth above.

     Section 4.7 Investment Representation. IFA represents and warrants that the membership interest in Hunters Branch LLC to be received by it will be acquired by it solely for its own account and with no intention of distributing or reselling the membership interest in any transaction which would be in violation of, or would cause the transactions contemplated herein to violate, the securities laws of the United States of America, any state thereof or the District of Columbia, without prejudice, however, to IFA's right at all times to sell or otherwise dispose of all or any part of the membership interest in Hunters Branch LLC (subject to the limitations and qualifications set forth in the Limited Liability Company Agreement) under an exemption from registration available under the Securities Act, and any applicable state or District of Columbia securities law, and subject, nevertheless, to the disposition of IFA's property being at all times within its control in compliance with applicable state and federal regulations.

                                   ARTICLE V

                     Additional Obligations of HMCE and HB

     Section 5.1 Operating Records. On the Closing Date, HMCE shall deliver to Hunters Branch LLC all books, records, operating reports, files and other materials in its possession and control necessary to a complete continuity in the operation of the Buildings, or copies thereof.

     Section 5.2 Affirmative Covenants. Between the Effective Date and the Closing Date, HMCE and HB agree that they will:

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          (a)  manage and operate the Buildings in the ordinary and usual manner and maintain in full force and effect until the Closing Date their present insurance policies described in the Insurance Schedule, or renewals thereof;

          (b) at their expense, maintain the Buildings in their present order and condition, make all necessary repairs and replacements and deliver the Buildings on the Closing Date in substantially the same condition they are in on the Effective Date, reasonable wear and tear and damage by casualty excepted;

          (c) perform, observe and comply with all material terms and provisions of all Space Leases to be performed, observed or complied with by them as the landlord under such Space Leases;

          (d) perform, observe and comply with all material terms and provisions of the Ground Leases to be performed, observed or complied with by them as the tenants under the Ground Leases; and

          (e) timely make all payments of principal of and interest on the Existing TIAA Mortgage Loans (except that HMCE will pay interest only on the Existing TIAA Loan for the 9300 Building for the month of October), and otherwise perform, observe and comply with all of the material terms and provisions of the documents evidencing and securing the Existing TIAA Mortgage Loans.

     Section 5.3 Negative Covenants. Between the Effective Date and the Closing Date, HMCE and HB agree that, without IFA's written consent in each case, they will not:

          (a) voluntarily grant, create, assume or permit to exist any Mortgage, lien, lease, encumbrance, easement, covenant, condition, right-of-way or restriction upon the Leasehold Estates or voluntarily take or permit any action adversely affecting the title to the Leasehold Estates as such title exists on the Effective Date;

          (b)  alter, amend, renew or extend any Space Lease;

          (c) terminate any Space Lease, or accept a surrender of the leased premises thereunder, except for nonpayment of rent or a material nonmonetary default by the Tenant;

          (d) remove any material item of Personal Property from the Buildings unless the same is replaced with similar items of equal or better quality before the Closing Date;

          (e) defer or otherwise fail to make any repair, replacement or improvement (excluding, however, capital improvements of a non-emergency nature) which would or should be undertaken by a prudent owner of property similar to the Real Property in the Washington, D.C. metropolitan area;

          (f) allow the status of title to the Real Property to differ from that which exists as of the Effective Date;

          (g) incur or allow to exist any indebtedness, obligation or liability other than as set forth in this Agreement

          (h) liquidate any Security Deposit, except that a Security Deposit may be applied to cure a monetary default under a Space Lease which is a failure to pay rent for a period in excess of sixty (60) days; or

          (i)  commit or allow any waste to the Real Property.

IFA agrees that it will not unreasonably withhold, delay or condition its consent with respect to any of the matters referred to in this Section 5.3(b) or 5.3(d).

     Section 5.4 Expenses. HMCE and HB agree to pay all expenses incurred by them in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of its legal counsel.

     Section 5.5 Further Assurances. HMCE agrees that it will, at any time and from time to time after the Closing Date, upon request of Hunters Branch LLC do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, at no material cost, expense or liability to HMCE, all such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required to carry out the terms of this Agreement.

     Section 5.6  New Lease Obligations.    All obligations for tenant
improvements and leasing commissions for Space Leases in effect on October 1, 1997 shall be the responsibility of HMCE and/or HB, as applicable. Neither HMCE nor HB shall enter into any new leases or enter into any amendments, modifications, or renewals of Space Leases or otherwise make any changes to any of the Space Leases without the prior written consent of IFA, which IFA may withhold in its reasonable discretion. In the event, subsequent to the date hereof, HMCE or HB desires to enter into any new leases, HMCE or HB, as applicable, shall provide IFA with a photocopy of each such lease for approval. If IFA approves such new lease in writing, HMCE or HB may enter into the new lease and such new leases shall be considered a part of the Space Leases hereunder, and IFA shall (i) reimburse HMCE or HB for all tenant improvement and brokerage commission costs provided for in the lease and incurred by HMCE or HB in connection therewith, or (ii) on the Closing Date shall assume the obligation to pay for all commissions, allowances and all other obligations to become due under or in connection with such new lease(s) by the landlord.

                                  ARTICLE VI

                         Additional Obligations of IFA

     Section 6.1 Expenses. IFA agrees to pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of its legal counsel.

                                  ARTICLE VII

                  Conditions Precedent to HMCE's Obligations

     The obligations of HMCE to transfer and convey the Property to Hunters Branch LLC and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by HMCE):

     Section 7.1 IFA's Representations and Warranties True. The representations and warranties made by IFA in Article IV shall be true and correct on the Effective Date and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date; and IFA shall have executed and delivered to HMCE a certificate, dated as of the Closing Date, to the foregoing effect.

     Section 7.2 IFA's Performance. IFA shall have performed all obligations required by this Agreement to be performed by it on or before the Closing Date.

     Section 7.3 Closing of Nomura Loan. On the Closing Date, Nomura shall consummate the closing of the Nomura Loan in accordance with the Nomura Commitment, unless the failure of such closing to occur is caused by a default by HMCE or HB in performing any of the obligations to be performed by them under this Agreement.

                                  ARTICLE VIII

                   Conditions Precedent to IFA's Obligations

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     The obligations of IFA to perform the covenants and obligations to be performed by it on the Closing Date, including the obligation of IFA to make the capital contribution described in Section 2.4 of this Agreement to Hunters Branch LLC, shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by IFA):

     Section 8.1 HMCE's and HB's Representations and Warranties True. The representations and warranties made by HMCE and HB in Article III shall be true and correct on the Effective Date and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations had been made on and as of such date; and HMCE shall have executed and delivered to IFA a certificate, dated as of the Closing Date, to the foregoing effect.

     Section 8.2 HMCE's Performance. HMCE shall have performed all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date.

     Section 8.3 Title to Leasehold Estates. On the Closing Date, HMCE shall be the sole owner of the Leasehold Estates and such title shall be marketable, good of record and in fact, and free and clear of all Mortgages, liens, encumbrances, easements, Leases, conditions and other matters affecting title other than the Permitted Exceptions.

     Section 8.4 Closing of Nomura Loan. On the Closing Date, Nomura shall consummate the closing of the Nomura Loan in accordance with the Nomura Commitment, unless the failure of such closing to occur is caused by a default by ICF Kaiser or IFA in performing any of the obligations to be performed by it under this Agreement.

     Section 8.5 Condemnation. On the Closing Date, no part of the Land or the Buildings shall be about to be acquired, or shall previously have been acquired, by authority of any governmental agency in the exercise of its power of eminent domain or by private purchase in lieu thereof, nor on the Closing Date shall there be any threat or imminence of any such acquisition or purchase.

     Section 8.6    Estoppel Certificates.  IFA and Nomura shall have received
(i) estoppel certificates ("Space Tenant Estoppel Certificates") duly executed by each of the Space Tenants. The Space Tenant Estoppel Certificates shall be dated not more than thirty (30) days prior to the Closing Date. The Space Tenant Estoppel Certificates shall be in the form of, and upon the terms contained in, Exhibit K attached hereto, unless any estoppel form is attached to a Space Lease, in which event the form required by such Space Lease shall be used, and
(ii) estoppel certificates (the "Ground Lease Estoppel Certificates") executed by the Ground Lessor substantially in the form attached as Exhibit L. HMCE shall deliver the Tenant Estoppel Certificates and Ground Lease Estoppel Certificates to IFA as soon as reasonably possible after receipt thereof.

     Section 8.7 Material Adverse Change. Between the Effective Date and the Closing Date, there shall have been no material adverse change in the condition of the Real Property.

                                  ARTICLE IX

                                    Closing

     Section 9.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on October 31, 1997, simultaneously with the closing of the Nomura Loan. The Closing shall be held at the office of an attorney-at-law, a title insurance company or a title insurance agent in the Washington, D.C. metropolitan area mutually acceptable to HMCE and IFA. Notwithstanding the foregoing, the Closing Date may be postponed by IFA by written notice to HMCE, to a date not later than November 21, 1997. The date on which closing is actually consummated is herein referred to as the "Closing Date".

     Section 9.2 HMCE's Deliveries to IFA. Subject to the terms and conditions of this Agreement, HMCE shall deliver, or cause to be delivered, to IFA on the Closing Date, the following:

          (a)  the LLC Agreement, signed by HMCE;

          (b) the Option Agreement, signed by the Ground Lessors and by HMCE in its capacity as a member of Hunters Branch LLC;

          (c) all documents or instruments required to be delivered by HMCE or the Ground Lessor pursuant to or consistent with the Nomura Commitment, including a subordination of the Ground Lessor's interest in the Ground Leases to the deed(s) of trust to be recorded to secure the Nomura Loan, and Subordination, Non-Disturbance and Attornment Agreements received by HMCE from each of the Space Tenants, subordinating the Space Leases to the Mortgage securing the Nomura Loan;

          (d) evidence of HMCE's authority to consummate the transactions contemplated by this Agreement;

          (e) the Space Tenant Estoppel Certificates and Ground Lease Estoppel Certificates received by HMCE from the Space Tenants and the Ground Lessor;

          (f) all other documents, instruments, agreements and certificates required by this Agreement to be signed and/or delivered by HMCE to IFA at the Closing; and

          (g) a legal opinion from counsel to HMCE confirming the existence of HMCE and its authority to consummate the transactions contemplated hereby.

     Section 9.3 IFA's Deliveries to HMCE. Subject to the terms and conditions of this Agreement, IFA shall deliver, or cause to be delivered, to HMCE, on the Closing Date, the following:

          (a)  the LLC Agreement, signed by IFA;

          (b)  the Option Agreement, signed by IFA;

          (c) evidence of IFA's authority to consummate the transactions contemplated by this Agreement; and

          (d) all other documents, instruments, agreements and certificates required by this Agreement to be signed and/or delivered by IFA to HMCE at the Closing.

     Section 9.4 IFA's Additional Deliveries to Hunters Branch LLC. Subject to the terms and conditions of this Agreement, IFA shall cause to be delivered, to Hunters Branch LLC on the Closing Date, the following:

          (a) evidence of ICF Leasing's authority in respect of those undertakings hereunder contemplated to be performed by it.

          (b) evidence of ICF Kaiser's authority in respect of those undertakings to be performed by it pursuant to the ICF Kaiser Lease Guaranty.

          (c) all documents and instruments required by Nomura to be signed by ICF Kaiser or ICF Leasing in order to consummate the Nomura Loan, but neither ICF Kaiser nor ICF Leasing shall be obligated to sign or deliver any document or instrument that imposes on it any personal liability for payment of the Nomura Loan; and

          (d) all other documents, instruments, agreements and certificates required by this Agreement to be signed and/or delivered by ICF Kaiser to Hunters Branch LLC at the Closing.

     Section 9.5 Hunters Branch LLC's Deliveries. Subject to the terms and conditions of this Agreement, IFA as Managing Member of Hunters Branch LLC, shall deliver, or cause to be delivered, to ICF Kaiser and/or ICF Leasing, as applicable, on the Closing Date, the following:

          (a) evidence of Hunters Branch LLC's authority to consummate the transactions contemplated by this Agreement; and

          (b) all other documents, instruments, agreements and certificates required by this Agreement to be signed and/or delivered by Hunters Branch LLC to ICF Kaiser or ICF Leasing at the Closing.

     Section 9.6 HMCE's Deliveries to Hunters Branch LLC. Subject to the terms and conditions of this Agreement, HMCE shall deliver, or cause to be delivered, to Hunters Branch LLC on the Closing Date, the following:

          (a) the Ground Lease Assignment for the 9300 Ground Lease and the Ground Lease Assignment for the 9302 Ground Lease, both signed by HMCE.

          (b)  the Bill of Sale, signed by HMCE;

          (c)  the Space Lease and Contract Assignment, signed by HMCE;

          (d) instruments terminating the 9300 ICF Space Lease and the 9302 ICF Space Lease, signed by ICF Kaiser and HMCE;

          (e)  the 9300 New ICF Space Lease, signed by ICF Leasing and HMCE;

          (f)  the 9302 New ICF Space Lease, signed by ICF Leasing and HMCE;

          (g)  the ICF Kaiser Lease Guaranty;

          (h)  the General Assignment, signed by HMCE;

          (i) all original insurance policies with respect to which premiums are to be apportioned as of the Closing Date or, if unobtainable, true copies or certificates thereof;

          (j) a certification as to HMCE's non-foreign status which complies with the provisions of Section 1445(b)(2) of the Code, any temporary or final regulations promulgated thereunder, and any revenue procedures or other officially published announcements of the Internal Revenue Service or the U.S. Department of the Treasury in connection therewith;

          (k) an Affidavit signed by HMCE, addressed to the title insurance company(ies) designated by Nomura, with respect to the absence of claims which would give rise to mechanics' liens, the absence of parties in possession of the Buildings other than Space Tenants under the Space Leases (and other than subtenants of Space Tenants) and the absence of unrecorded easements granted by HMCE or HB, in the form customarily required by title insurance companies insuring title to real property in Fairfax County, Virginia, to eliminate the exceptions for those matters from Hunters Branch LLC's and Nomura's title insurance policy(ies) for the Ground Leases;

          (l)  the Closing Statement referred to in Section 10.1;

          (m) an original executed counterpart of each Space Lease and Contract then in effect;

          (n) all keys to the Buildings and the Personal Property, if any, which are in HMCE's possession or control, or otherwise obtainable by HMCE without undue burden or expense, with labels identifying each lock to which such keys relate;

          (o) all certificate(s) of occupancy, if any, for the Buildings in HMCE's possession or otherwise obtainable by HMCE without undue burden or expense;

          (p) letters signed by HMCE addressed to all Space Tenants in a form approved by IFA (such approval not to be unreasonably withheld, delayed or conditioned) notifying such Space Tenants of the transfer of ownership of the Leasehold Estates and directing the Space Tenants to pay rent that becomes payable after the Closing Date or rent that is unpaid on the Closing Date, or both, to Hunters Branch LLC or at its direction;

          (q) a rent roll, in substantially the same form required by Nomura to be delivered to Nomura in connection with the Nomura Loan, setting forth all past due and uncollected Rent owed by Space Tenants, all prepayments of Rent and all Security Deposits, if any, held by HMCE, its managing agent or any other Person under all Space Leases;

          (r) state and local returns, if any, required to report the transactions contemplated by this Agreement;

          (s) all documents and instruments required by Nomura to be signed by HMCE in order to consummate the Nomura Loan, but HMCE shall not be obligated to sign or deliver any document or instrument that imposes personal liability on it or its partners for payment of the Nomura Loan; and

          (t) all other documents, instruments, agreements and certificates required by this Agreement to be signed and/or delivered by HMCE to Hunters Branch LLC at the Closing.

     Section 9.7 Hunters Branch LLC's Deliveries to HMCE. Subject to the terms and conditions of this Agreement, IFA, as Managing Member of Hunters Branch LLC, shall deliver, or cause to be delivered, to HMCE on the Closing Date, the following:

          (a) the Ground Lease Assignment for the 9300 Ground Lease and the Ground Lease Assignment for the 9302 Ground Lease, both signed by IFA as Managing Member of Hunters Branch LLC;

          (b) the Space Lease and Contract Assignment, signed by IFA, as Managing Member of Hunters Branch LLC;

          (c)  the Closing Statement referred to in Section 10.1;

          (d) evidence of Hunters Branch LLC's authority to consummate the transactions contemplated by this Agreement;

          (e) state and local returns, if any, required to report the transactions contemplated by this Agreement, signed by IFA, as Managing Member of Hunters Branch LLC; and

          (p) all other documents, instruments, agreements and certificates required by this Agreement to be signed and/or delivered by Hunters Branch LLC to HMCE at the Closing.

                                   ARTICLE X

                      Closing Adjustments and Prorations

     Section 10.1 General. All rentals, revenues and other income generated by the Buildings and all Real Estate Taxes and Operating Expenses related to the Buildings shall be paid or shall be prorated between HMCE and Hunters Branch LLC in accordance with the provisions of this Article. For purposes of the prorations and adjustments to be made pursuant to this Article, Hunters Branch LLC shall be deemed to own the Leasehold Estates and therefore be entitled to any revenues and be responsible for any expenses for the entire day upon which the Closing occurs. Any apportionments and prorations which are not expressly provided for in this Article shall be made in accordance with the customary practice in Fairfax County, Virginia. HMCE and IFA shall cause their accountants to prepare a separate schedule of adjustments for the Buildings (the "Closing Statement") before the Proration Date. Any net adjustment in favor of Hunters Branch LLC shall be paid by HMCE in cash or cash equivalent at the Closing. Any net adjustment in favor of HMCE shall be paid by Hunters Branch LLC in cash or

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cash equivalent at, or within 45 days after, the Closing. A copy of the Closing
Statement agreed upon by HMCE and Hunters Branch LLC shall be executed by HMCE and IFA at the Closing.

     Section 10.2 Rent. Rent shall be prorated at the Closing in accordance with the following provisions:

          (a)  Minimum Rent.  Subject to Section 10.2(c) (relating to Delinquent
Rent), Minimum Rent shall be prorated between HMCE and Hunters Branch LLC as of the Proration Date on an accrual basis based on the actual number of days in the month during which the Proration Date occurs. HMCE shall be entitled to all Minimum Rent which accrues before the Proration Date and Hunters Branch LLC shall be entitled to all Minimum Rent which accrues on and after the Proration Date.

          (b) Additional Rent. Subject to Section 10.2(c) (relating to Delinquent Rent), monthly or other payments made by Tenants in advance based upon projected or estimated Additional Rent shall be prorated between HMCE and Hunters Branch LLC as of the Proration Date on an accrual basis based on the actual number of days in the monthly or other period for which the advance payment is made in which the Proration Date occurs. Such proration shall be made separately for each Space Tenant who is obligated to pay Additional Rent on the basis of the fiscal year set forth in the Space Tenant's Space Lease for the determination and payment of Additional Rent. The actual fiscal year for determination and payment of Additional Rent in which the Proration Date occurs is hereinafter referred to as the "Applicable Additional Rent Fiscal Year." Subject to the proration of advance payments required by the preceding sentence, HMCE shall initially retain all monthly or other payments of Additional Rent made by each Space Tenant for its Applicable Additional Rent Fiscal Year before the Proration Date until the Final Closing Adjustment and Hunters Branch LLC shall initially retain all such monthly or other payments of Additional Rent made by each Space Tenant for its Applicable Additional Rent Fiscal year on and after the Proration Date until the Final Closing Adjustment. HMCE and Hunters Branch LLC shall prorate the total Additional Rent due from each Space Tenant for the Space Tenant's Applicable Additional Rent Fiscal Year as a part of the Final Closing Adjustment pursuant to Section 10.11(b).

          (c) Delinquent Rent. Delinquent Rent shall be prorated between HMCE and Hunters Branch LLC as of the Proration Date but not until it is actually collected by Hunters Branch LLC after the Closing. Hunters Branch LLC shall pay to HMCE when and as collected, and as soon as practicable following receipt, all Delinquent Rent collected by Hunters Branch LLC after the Closing which is attributable to the period before the Proration Date, net of the costs of collection (including reasonable attorneys' fees and costs). As a part of the Final Closing Adjustment, any Delinquent Rent which has not as yet been paid shall be assigned to HMCE, but after the Closing and continuing through and after the Final Closing Adjustment, without the express written consent of Hunters Branch LLC, HMCE shall not take any action against a Space Tenant owing Delinquent Rent which would affect such Space Tenant's right to occupy the premises leased under its Space Lease, but HMCE may take any other action it deems necessary or appropriate (in its own name but not in the name of Hunters Branch LLC) to sue for and collect the Delinquent Rent. Delinquent Rent collected by Hunters Branch LLC after the Closing, net of the costs of collection (including reasonable attorneys' fees and costs), shall be applied in the following order of priority:

          (1) in the case of Delinquent Rent which is less than 31 days overdue as of the Proration Date, against the Space Tenant's Rent obligations in the chronological order in which they accrue; and

          (2) second, in the case of Delinquent Rent which is more than 30 days overdue as of the Proration Date, against the Space Tenant's Rent obligations in the inverse chronological order in which they accrue.

          (d) Other Rent Adjustments. All Rent payable by each Space Tenant whose Space Lease was terminated before the Proration Date by the terms thereof (or whose space lease was terminated by agreement prior to the Effective Date) shall belong entirely to HMCE. All Rent payable by each Space Tenant whose Lease commences on or after the Proration Date shall belong entirely to Hunters Branch LLC.

     Section 10.3   Taxes and Assessments.

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          (a)  Proration of Taxes at Closing.  All non-delinquent Real Estate
Taxes assessed against the Land and the Buildings shall be prorated between HMCE and Hunters Branch LLC on an accrual basis, based upon the actual current tax bill. All Real Estate Taxes allocable to the period before the Proration Date shall be the obligation of HMCE and all Real Estate Taxes allocable to the period on and after the Proration Date shall be the obligation of Hunters Branch LLC Any delinquent Real Estate Taxes assessed against the Land the Buildings shall be paid (together with any interest and penalties) by HMCE at the Closing in cash or cash equivalent.

          (b) Post-Closing Refunds of Taxes. Any refunds of Real Estate Taxes made after the Closing shall be held in trust by Hunters Branch LLC (and, if received by HMCE, shall be delivered immediately to Hunters Branch LLC to be held in trust in accordance with this Section) and shall first be applied to the unreimbursed costs incurred in obtaining the refund, then paid to any Space Tenants who are entitled to the same and the balance, if any, shall be paid to HMCE (for the period prior to the Closing Date) and to Hunters Branch LLC (for the period commencing on and after the Closing Date).

     Section 10.4 Operating Expenses. All Operating Expenses and Ground Lease Rent shall be prorated between HMCE and Hunters Branch LLC as of the Proration Date on an accrual basis, based on the actual number of days in the month during which the Proration Date occurs. HMCE shall be responsible for all Operating Expenses and Ground Lease Rent attributable to the period before the Proration Date and Hunters Branch LLC shall be responsible for all Operating Expenses and Ground Lease Rent attributable to the period on and after the Proration Date.
To the extent commercially reasonable and practicable, HMCE and Hunters Branch LLC shall obtain billings and meter readings as of the Business Day preceding the Proration Date to aid in the proration of charges for gas, electricity and other utility services which are not the direct responsibility of Space Tenants. If billings or meter readings as of the Business Day preceding the Proration Date are obtained, adjustments of any costs, expenses, charges or fees shown thereon shall be made in accordance with such billings or meter readings. If billings or meter readings as of the Business Day preceding the Proration Date are not available for any utility service, the charges therefor shall be adjusted at the Closing on the basis of the per diem charges for the most recent prior period for which bills were issued and shall be further adjusted at the Final Closing Adjustment on the basis of the actual bills for the current period.

     Section 10.5   Existing TIAA Mortgage Loans.   HMCE shall be responsible
for all costs incurred by TIAA in connection with the Existing TIAA Mortgage Loans except as set forth below. As of September 30, 1997, outstanding legal fees charged by Debevoise and Plimpton (the "TIAA Counsel") in its representation of TIAA in connection with the Existing TIAA Mortgage Loans were in the amount of $45,135.45, which amount, as well as any additional legal fees incurred by TIAA in connection with the Existing TIAA Mortgage Loans through the Effective Date, shall be borne by Hunters Branch LLC. HMCE shall have no obligation for any payment on account thereof except in respect of the $30,000.00 contribution being made pursuant to Section 4.2(a) of the LLC Agreement.

          (a) Interest. Accrued interest shall be paid by HMCE at the Closing through the Effective Date.

          (b) Escrows. HMCE shall be credited with and Hunters Branch LLC shall be charged with the amount of the escrows for Real Estate Taxes and insurance, if any, held by or on behalf of TIAA on the Closing Date; provided that TIAA delivers such amounts to Nomura for the account of Hunters Branch LLC.

     Section 10.6 Security Deposits and Other Space Tenant Credits. Hunters Branch LLC shall be credited with and HMCE shall be charged with an amount equal to the sum of (i) all Security Deposits being (or required to be) held by HMCE or any other Person under the Space Leases (including interest thereon if required pursuant to the terms of any Space Leases), and (ii) the amount of any other credits due to Space Tenants as of the Closing Date (other than credits for free rent or other lease concessions unless in the form of monetary payments to be made to any Space Tenant) in accordance with the terms of the Space Leases. HMCE shall be entitled to retain all Security Deposits or other such credits due Space Tenants for which Hunters Branch LLC receives credit and HMCE is charged pursuant to this Section.

     Section 10.7 Utility Deposits. Hunters Branch LLC shall pay to HMCE at the Closing the amount of all Utility Deposits, against a good and sufficient transfer by HMCE to Hunters Branch LLC of all interest of HMCE in the Utility Deposits, unless the utility company's policy is to refuse to honor such assignment in which case HMCE shall be entitled to retain its Utility Deposits and Hunters Branch LLC will post new Utility Deposits.

     Section 10.8 Collection of Delinquent Rent. Hunters Branch LLC shall have the right after the Closing to collect Delinquent Rent relating to the period before the Proration Date, but shall not be obligated to do so. Hunters Branch LLC shall act in a reasonable and diligent manner to collect Delinquent Rent for the annual period in which the Proration Date occurs, but Hunters Branch LLC shall not be required to retain counsel or to institute suit or commence other legal action in order to collect Delinquent Rent. The legal fees and related costs and expenses incurred in collecting Delinquent Rent shall be paid by HMCE, subject to any reimbursement obtained in accordance with the Space Tenant's Space Lease. Hunters Branch LLC shall not waive any Delinquent Rent or modify or amend any Space Lease so as to reduce the Delinquent Rent owed by the Space Tenant for any period for which HMCE is entitled to receive such Delinquent Rent, without first obtaining HMCE's written consent. This Section shall not prohibit HMCE from suing or taking other action to collect Delinquent Rent pursuant to Section 10.2(c), subject to the limitations set forth in
Section 10.2(a).

     Section 10.9 Credit for Free Rent. At the Closing, HMCE shall give Hunters Branch LLC credit for an amount, determined on an accrual basis, equal to the abatement of Minimum Rent for any period on and after the Closing Date to which Space Tenants are entitled under Space Leases in effect on the Effective Date.

     Section 10.10  Required Statements and Reports.

          (a) Exchange of Information. As soon as reasonably practical after the Closing Date, HMCE shall deliver to Hunters Branch LLC a statement, certified to be true and correct by HMCE, setting forth all Operating Expenses incurred by HMCE during the period beginning on the first day of the calendar year in which the Proration Date occurs (the "Calendar Year of Proration") and ending on the day before the Proration Date and all reimbursements (if any) received during such period by HMCE, as landlord, under the Space Leases for each Space Tenant's share of Reimbursable Expenses for the Calendar Year of Proration. As soon as reasonably practical after December 31 of the Calendar Year of Proration, Hunters Branch LLC shall deliver to HMCE statements, certified to be true and correct by Hunters Branch LLC, setting forth all Operating Expenses incurred by Hunters Branch LLC during the period beginning on the Proration Date and ending on the last day of the Calendar Year of Proration and all reimbursements received during such period by Hunters Branch LLC, as landlord, under the Space Leases for each Space Tenant's share of Reimbursable Expenses for the Calendar Year of Proration.

          (b) Hunters Branch LLC's Obligation to Bill Space Tenants. Hunters Branch LLC shall bill each Space Tenant, at the time and in the manner required by the Space Tenant's Space Lease, for the amount (if any) of Reimbursable Expenses for the Calendar Year of Proration which the Space Tenant is obligated to pay to Hunters Branch LLC, as landlord under the Space Tenant's Space Lease, and shall prepare and deliver to each Space Tenant, at Hunters Branch LLC's expense, all statements and other supporting information required by the Space Tenant's Space Lease to substantiate the amount billed.

     Section 10.11 Final Closing Adjustment. Within 180 days after the Closing Date, HMCE and Hunters Branch LLC shall make a final adjustment to the prorations made pursuant to this Article (the "Final Closing Adjustment"). The Final Closing Adjustment shall be made in the following manner:

          (a) General. All adjustments or prorations which could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period, the year-end adjustment of Additional Rent, or any other reason shall be made as a part of the Final Closing Adjustment. Any net adjustment in favor of Hunters Branch LLC shall be paid in cash or cash equivalent by HMCE to Hunters Branch LLC no later than 20 days after the Final Closing Adjustment. Any net adjustment in favor of HMCE shall be paid in cash or cash equivalent by Hunters Branch LLC to HMCE no later than 20 days after the Final Closing Adjustment.

          (b) Additional Rent Adjustment. HMCE and Hunters Branch LLC shall prorate the actual amount of Additional Rent paid by each Space Tenant for such Space Tenant's Applicable Additional Rent Fiscal

Year (as distinguished from the interim payments prorated as of the Proration Date pursuant to Section 10.2(a)) as follows:

          (1) HMCE shall be entitled to the portion of the actual amount of Additional Rent paid by the Space Tenant equal to the product obtained by multiplying such amount by a fraction, the numerator of which is the total amount of Reimbursable Expenses incurred by HMCE during the portion of the Space Tenant's Applicable Additional Rent Fiscal Year preceding the Proration Date and the denominator of which is the total amount of Reimbursable Expenses incurred by HMCE and Hunters Branch LLC during the Space Tenant's Applicable Additional Rent Fiscal Year; and

          (2) Hunters Branch LLC shall be entitled to the balance of the Additional Rent paid by the Space Tenant.

     If the sum of all interim payments on account of Additional Rent collected and retained by HMCE from each Space Tenant for the Space Tenant's Applicable Additional Rent Fiscal Year pursuant to Section 10.2(b) (reduced by a pro-rated portion of the interim payment on account of Additional Rent paid for the month or quarter in which the Proration Date occurs for which Hunters Branch LLC is given credit pursuant to Section 10.2(b)) exceeds the amount of Additional Rent to which HMCE is entitled with respect to such Space Tenant pursuant to paragraph (1) above, HMCE shall pay such excess to Hunters Branch LLC If the sum of all interim payments on account of Additional Rent collected and retained by Hunters Branch LLC from each Space Tenant for the Space Tenant's Applicable Additional Rent Fiscal Year pursuant to Section 10.2(b) (increased by a pro-rated portion of the interim payment on account of Additional Rent paid for the month or quarter in which the Proration Date occurs for which Hunters Branch LLC is given credit pursuant to Section 10.2(b)) exceeds the amount of Additional Rent to which Hunters Branch LLC is entitled with respect to such Space Tenant pursuant to paragraph (2) above, Hunters Branch LLC shall pay the excess to HMCE. The adjustment of interim payments received and actual Additional Rent paid shall be made separately for each Space Tenant (as opposed to aggregating all interim payments received by HMCE or Hunters Branch LLC from all Space Tenants and offsetting the same against the entire amount of Additional Rent payable by all Space Tenants). If the sum of the interim payments on account of Additional Rent collected by HMCE and the interim payments on account of Additional Rent collected by Hunters Branch LLC exceeds the Additional Rent actually owed by the Space Tenant for the Space Tenant's Applicable Additional Rent Fiscal Year, Hunters Branch LLC shall remit to, or give the Space Tenant credit for, such excess and HMCE and Hunters Branch LLC shall make any necessary adjustment between them in accordance with the immediately preceding sentences. If the Space Tenant's Lease requires the Space Tenant to pay Additional Rent on the basis of more than one category of Reimbursable Expenses, e.g., one or more components of Operating Expenses and real estate taxes, the prorations required by this Section 10.11(b) shall be made separately for each category.

          (c) No Further Adjustments. Except for: (i) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests, and (ii) any item of Additional Rent which may be contested by a Space Tenant, the Final Closing Adjustment shall be conclusive and binding upon HMCE and Hunters Branch LLC and HMCE and Hunters Branch LLC hereby waive any right to contest after the Final Closing Adjustment any prorations, apportionments or adjustments to be made pursuant to this Section.

                                  ARTICLE XI

                                  Termination

     Section 11.1 Reasons for Termination. This Agreement may be terminated upon written notice given to the other party by:

          (a) ICF Kaiser or IFA at the Closing, if any one of the conditions set forth in Article VIII is not satisfied on the Closing Date; or

          (b)  HMCE at the Closing, if any of the conditions set forth in
Article VII is not satisfied on the Closing Date; or

          (c) ICF Kaiser, IFA or HMCE at any time after November 30, 1997, if the Closing does not occur before the date on which a notice of termination is given by one party to the other party.

     Section 11.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1, this Agreement shall become null and void and no party shall have any further liability or obligation to any other party under this Agreement, except as otherwise provided in the next sentence. If IFA or HMCE terminates this Agreement pursuant to Section 11.1(a) or Section
11.1(b) because of a breach by the other party of any of the representations or warranties made by the other party in this Agreement or the failure of the other party to perform any of the covenants or agreements to be performed by it under this Agreement, the terminating party may sue to recover its damages arising out of such misrepresentation, breach of warranty or default.

     Section 11.3 Right to Seek Specific Performance. If HMCE, IFA or ICF Kaiser defaults in performing any of the covenants or agreements to be performed by it under this Agreement, the other party shall have the right, instead of terminating this Agreement pursuant to Section 11.1, to elect to permit this Agreement to remain in effect and to sue for specific performance.

                                  ARTICLE XII

                           Miscellaneous Provisions

     Section 12.1 Entire Agreement. This Agreement, together with the Exhibits hereto and any other agreements entered into by and among the parties hereto simultaneously with, and dated the same day as, this Agreement, contains the entire agreement between the parties relating to the transactions contemplated by this Agreement; all prior negotiations between the parties are merged by this Agreement; and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement, or any other agreement referred to herein, shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

     Section 12.2 Survival of Agreements. All provisions of this Agreement which, by their terms, are to be performed after the Closing Date, shall survive the Closing.

     Section 12.3 Counterparts. This Agreement may be executed in any number of counterparts and it shall not be necessary that each party to this Agreement execute each counterpart. Each counterpart so executed (or, if all parties do not sign on the same counterpart, each group of counterparts signed by all parties) shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to account for more than one counterpart or group of counterparts signed by all parties.

     Section 12.4 Benefit and Burden. Neither HMCE nor HB may assign its rights under this Agreement without IFA's prior written consent. Neither ICF Kaiser nor IFA may assign its rights under this Agreement without HMCE's prior written consent. Subject to the foregoing, all terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective personal representatives, heirs, successors and assigns of the parties hereto.

     Section 12.5 Governing Law. This Agreement is intended to be performed in the jurisdiction in which the Buildings are located and shall be construed and enforced in accordance with the laws of such jurisdiction, without resort to conflicts of laws principles.

     Section 12.6   Notices.

          (a) Manner of Giving Notice. Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as "notices" and referred to singly as a "notice") which HMCE, HB, IFA or ICF Kaiser is required or permitted to give to any other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if

          (1) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered),

          (2) sent by Federal Express (or other similar overnight courier) designating early morning delivery (any notice so delivered shall be deemed to have been received on the next Business Day following receipt by the courier),

          (3) sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice so sent shall be deemed to have been received two days after mailing in the United States), or

          (4) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission the length of the document transmitted and the telephone number of the recipient's telecopier or facsimile machine (with a copy thereof sent in accordance with paragraph (2) above) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:30 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:30 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business
Day), addressed to the parties at their respective addresses designated pursuant to subsection (b).

          (b) Addresses for Notices. All notices shall be addressed to the parties at the following addresses:

                    (1)  if to HMCE or HB:

                         c/o Ms. P. Diane Tipton
                         The Evans Company
                         8251 Greensboro Drive, Suite 850
                         McLean, Virginia  22102
                         Telecopy Number: (703) 893-0617

                         with a copy to:

                         Joel N. Simon, Esq.
                         Arent Fox Kintner Plotkin & Kahn
                         1050 Connecticut Avenue, N.W.
                         Washington, D.C.  20036-5339
                         Telecopy Number: (202) 857-6395

                    (2)  if to IFA:

                         Mr. Richard L. Perlmutter
                         Argo Investment Company, LC
                         1355 Piccard Drive, Suite 470
                         Rockville MD 20850
                         Telecopy Number: (301) 948-7642

                         with a copy to:

                         Mr. Clayton Foulger
                         Foulger-Pratt Companies
                         1355 Piccard Drive, Suite 400
                         Rockville, MD  20850

                         Telecopy Number:  (301) 948-5949

                         with a copy to:

                         J. Richard Saas, Esq.
                         Tenenbaum & Saas, P.C.
                         4330 East-West Highway, Suite 1150
                         Bethesda, Maryland  20814
                         Telecopy Number: (301) 961-5305

                         Mr. Timothy O'Connor
                         ICF Kaiser International, Inc.
                         9300 Lee Highway
                         Fairfax, Virginia 22031-1207
                         Telecopy Number: (703) 934-3528

                         Paul Weeks, Esq.
                         ICF Kaiser International, Inc.
                         9300 Lee Highway
                         Fairfax, Virginia  22031-1207
                         Telecopy Number:  (703) 934-3029

                         James J. Maiwurm, Esq.
                         Crowell & Moring, LLP
                         1001 Pennsylvania Avenue, N.W.
                         Washington, D.C.  20004-2595
                         Telecopy Number: (202) 628-5116

     Any party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt. HMCE, IFA and ICF Kaiser agree that they shall not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

          (c) Notice Given by Counsel. All Notices that are required or permitted to be given under this Agreement may be given by the parties hereto or by their respective counsel, who are hereby authorized to do so on the parties' behalf.

     Section 12.7 Press Release. HMCE and ICF Kaiser agree that before the Closing Date they will not issue any press release, advertisement or other public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except to the extent required by law. If ICF Kaiser is required by law to issue such a press release or other public communication before the Closing Date, at least two Business Days before the issuance of the same it shall deliver a copy of the proposed press release or other public communication to HMCE for its review and approval, which approval shall not be unreasonably withheld or delayed.

     Section 12.8 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     Section 12.9 Attorneys' Fees. In the event the parties shall become engaged in any litigation or with each other in connection with or arising out of this Agreement, the prevailing party shall be reimbursed and indemnified by the party not prevailing in such litigation for all costs and expenses reasonably incurred by the prevailing party in enforcing or establishing its rights hereunder, including court costs and reasonable attorneys' fees and disbursements. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues.

     Section 12.10 Waiver of Jury Trial. Each party to this Agreement waives trial by jury in any action, proceeding or counterclaim brought by such party against any other party on any matter arising out of or in any way connected with this Agreement.

     Section 12.11 Time of the Essence. Except as otherwise provided in this Agreement, time shall be of the essence with respect to each and every provision of this Agreement.

     Section 12.12 Arm's Length Transaction. Each of the parties hereto represents and warrants to each of the other parties hereto that this Agreement represents the result of arm's length third party negotiation by such party, that each such party enters into this Agreement of its own accord and free will, and that each such party has been represented in connection with the negotiation hereof by competent legal and tax counsel of its own choice. No party hereto is relying on any other party hereto concerning or in respect of any tax or other treatment which may be given such party as a result of the transaction contemplated hereby, each party hereto relying on its own professional advisors in connection therewith.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above stated.

      WITNESS:                      HMCE ASSOCIATES LIMITED
                                    PARTNERSHIP, R.L.L.P.


   /s/ Joel N. Simm                 By:   /s/ David W. Evans
-----------------------                 --------------------------------------
                                    David W. Evans, Authorized General Partner



                                    HB LIMITED PARTNERSHIP, R.L.L.P.

                                    By:  HMCE Associates Limited
                                         Partnership, R.L.L.P., its General
                                         Partner


   /s/ Joel N. Simm                 By:  /s/ David W. Evans
-----------------------                  -------------------------------------
                                    David W. Evans, Authorized General Partner



                                    IFA NUTLEY PARTNERS, LLC

                                    By:  Hunters Branch Manager, Inc., its
                                         Managing Member


   /s/ Kary Hilliard
------------------------
                                    By:  /s/ Richard L. Perlmutter
                                         -------------------------------------
                                     Name:   Richard L. Perlmutter
                                     Title:  Vice President

EXHIBIT A-1
Description of 9300 Land

EXHIBIT A-2
Description of 9302 Land

EXHIBIT B
Certificate of Formation

EXHIBIT C
Form of Limited Liability Company Agreement

EXHIBIT D
Assignment and Assumption of Ground Leases

EXHIBIT E
Bill of Sale

EXHIBIT F
Assignment and Assumption of Certain Leases, Tenancies and Written Contracts

EXHIBIT G
Assignment of Licenses and Warranties and General Assignment

EXHIBIT H
Form of 9300 New ICF Space Lease

EXHIBIT I
Form of 9302 New ICF Space Lease

EXHIBIT J
Form of Option Agreement

EXHIBIT K
Form of Space Tenant Estoppel Certificate

EXHIBIT L
Form of Ground Lessor Estoppel Certificate

EXHIBIT M
Form of Lease Termination Agreement